                                                                   EXHIBIT 4-g-4
                                AMENDMENT NO. 3
                                       TO
                           RELIANCE ELECTRIC COMPANY
                          SAVINGS AND INVESTMENT PLAN

         This Amendment No. 3 is effective as of the dates set forth in each section or paragraph below;

                                  WITNESSETH:

         WHEREAS, effective March 1, 1978, the Company established the Reliance Electric Company Savings and Investment Plan (the "Plan") for the benefit of its employees; and

         WHEREAS, the Company amended and restated the Plan on several occasions, most recently effective as of January 1, 1989; and

         WHEREAS, pursuant to Section 16.1 of the Plan, the Company reserved the right to amend the Plan; and

         WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of July 31, 1996, among Rockwell International Corporation, The Boeing Company and Boeing, NA, Inc. and certain collateral documents related thereto (collectively the "A&D Agreement") as of the Closing Date of the transaction described in such A&D Agreement (the "A&D Transaction") each share of Rockwell Stock held under the Plan will be exchanged for a share of new Rockwell Stock and a fractional share of the common stock of The Boeing Company; and
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         WHEREAS, as the result of the A&D Transaction, the Company desires to change the Plan's investment provisions; and

         WHEREAS, the Company also desires to make certain other necessary or desirable changes to the Plan, effective as of the dates hereinafter set forth;

         NOW, THEREFORE, pursuant to Section 16.1 of the Plan, the Company hereby amends the Plan, effective as of the dates hereinafter set forth, as follows:

         (1) Section 1.01 of Article 1 of the Plan is hereby amended, effective as of the close of the A&D Transaction, by the deletion of said Section 1.01 in its entirety and the substitution of a new Section 1.01 to read as follows.

         "1.01 "Account" means the account maintained for each Participant which reflects separately his Basic Employee Contributions, Basic Salary Reduction Contributions, Supplemental Salary Reduction Contributions, Supplemental Employee Contributions, his portion of Matching Employer Contributions, and his portion of Supplemental Employer Contributions, investments in the investment funds offered from time to time under the Plan, including the Exxon Fund, the Boeing Stock Funds and the Rockwell Stock Funds, with any earnings, interest, dividends, and profits or losses, realized or unrealized, thereon, and which also reflects any distributions to, loans to or withdrawals by, such Participant or his Beneficiary."

         (2) Section 1.11 of Article 1 of the Plan is hereby amended, effective as of January 1, 1997, by the deletion of said Section 1.11 in its entirety and the substitution in lieu thereof of a new Section 1.11 to read as follows:

         "1.11 "Compensation" means:

         (a) remuneration which is received by an Employee in cash or in kind for the performance of services as an Employee for the Employer and which must be reported as wages on the Employee's Form W-2 for income tax purposes. Compensation shall be increased for salary reduction contributions which are excluded from the taxable income of the Employee under Code Sections 125, 402(a)(8) and 402(h)(1)(B) and shall be reduced by all of the following amounts even if they are taxable to the Employee:

         (A) expense reimbursements, expense allowances or moving expenses;

         (B) cash and noncash fringe benefits and welfare benefits; and

         (C) deferred compensation; and

         (b) in the case of an Eligible Employee, described in the second paragraph of Section 1.15, an amount determined by the Plan Administrator, using as a guideline to be uniformly and consistently applied, that nondeferred remuneration which would be considered as his basic rate of compensation if his services were performed in a similar position in the United States for the Company, but in no event shall "Compensation", as determined by the Plan Administrator, exceed the nondeferred remuneration actually received by such an Eligible Employee.

         Notwithstanding the foregoing, the maximum Compensation of any Employee that can be considered for any purpose under this Plan shall be One Hundred Fifty Thousand Dollars ($150,000), plus such adjustments for increases in the cost of living as shall be prescribed by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code."

         (3) Section 1.28 of Article 1 of the Plan is hereby amended, effective as of January 1, 1997, by the deletion of said Section 1.28 and the substitution in lieu thereof of a new Section 1.28 to read as follows:

         "1.28 "Leased Employee" means any individual (other than a common-law employee of an Employer) who, pursuant to an agreement between an Employer and any leasing organization, has performed services for the Employer or for related persons, as determined in accordance with Section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one
     (1) year; provided, however, that such services are performed under the primary direction or control of such Employer.

         Notwithstanding the foregoing, a Leased Employee shall not be considered an Employee of an Employer if:

         (a) such Leased Employee is covered under a money purchase pension plan which provides the following:

               (i) a nonintegrated employer contribution formula of at least ten percent (10%) of a participant's Total Remuneration, as defined in Section 1.50 hereof, together with amounts contributed on his behalf pursuant to a salary reduction agreement which are excludable from the employee's gross income pursuant to Sections 125, 402(a)(8), 402(h) or 403(b) of the Code;

               (ii) immediate participation in said money purchase pension plan; and

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               (iii)  full and immediate vesting under said money purchase pension plan; and

         (b) Leased Employees do not constitute more than twenty percent (20%) of the Employer's nonhighly compensated employees."

         (4) Section 1.58 of Article 1 of the Plan is hereby amended, effective as of January 1, 1997, by the deletion of said Section 1.58 in its entirety and the substitution in lieu thereof of a new Section 1.58 to read as follows:

         "1.58 "Highly Compensated Employee" means an Employee or a former Employee who is highly compensated for a Plan Year as described in Section 414(q) of the Code, which is hereby incorporated by reference. A Highly Compensated Employee is described for informational purposes herein as an Employee during a Plan Year if either:

         (a) during the preceding Plan Year, he:

               (i) was at any time a five percent (5%) or more actual or constructive owner of a member of the Employer; or

               (ii) received Total Remuneration from the Employer greater than Eighty Thousand Dollars ($80,000.00) (plus any increase for cost of living after 1997 as determined by the Secretary of the Treasury or his delegate) and, if the Employer so elects, was in the "top paid group" of Employees of the Employer for such preceding Plan Year; or

        (b) during the current Plan Year, he was at any time five percent (5%) or more actual or constructive owner of the Employer.

                For purposes of determining the members of the "top paid group" under subsection (a)(ii) above, an Employee is a member of the top paid group for any Plan Year if for such Plan Year the Employee is a member of a group consisting of the top paid twenty percent (20%) of Employees of the Employer ranked on the basis of Total Remuneration from the Employer paid during the Plan Year. In determining the members of the top paid group, the Employer may exclude certain employees as provided in Section 414(q) of the Code and Regulations issued thereunder which are hereby incorporated by reference.

                 A Highly Compensated Former Employee is described for informational purposes herein as a former Employee if either:

         (a) such former Employee was a Highly Compensated Employee when such former Employee terminated his employment; or

         (b) such former Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55)."

         (5) Article 1 of the Plan is hereby amended, effective as of the Closing Date of the A&D Transaction, by the addition at the end of said Article 1 of new Sections 1.66, 1.67, 1.68 and 1.69 to read as follows:

         "1.66 "A&D Agreement" means the Agreement and Plan of Merger, dated as of July 31, 1996, among Rockwell International Corporation, The Boeing Company and Boeing NA, Inc. and certain collateral documents related thereto.

         1.67 "A&D Transaction" means the transaction described in and placed into effect pursuant to the A&D Agreement.

         1.68 "Boeing" means The Boeing Company, a Delaware corporation and its affiliates, specifically including Boeing North American, Inc.

         1.69 "Boeing Stock" means the common stock of Boeing."

         (6) Sections 2.01, 2.02 and 2.03 of Article 2 of the Plan are hereby amended, effective as of November 1, 1996, by the deletion of said Sections 2.01, 2.02 and 2.03 in their entireties and the substitution in lieu thereof of new Sections 2.01, 2.02 and 2.03 to read as follows:

         "2.01 Each Eligible Employee shall be so notified by his Employer and may elect to participate by completing and delivering such forms and taking such other action as the Plan Administrator may require within such period as is established by the Plan Administrator and announced to Eligible Employees.

         2.02 Each Eligible Employee (including an Eligible Employee whose participation under the Plan had been suspended) who elects to participate in the Plan, in accordance with Section 2.01, shall become a Participant as soon as practicable following his eligibility date.

         2.03 Each Eligible Employee who does not become a Participant when first eligible (including an Eligible Employee whose participation under the Plan has been suspended) may at any time after his eligibility date elect to become a Participant as soon as practicable following the date of his election to participate by completing and delivering such forms and taking such other action as the Plan Administrator may require, in accordance with Section 2.01."

         (7) Sections 5.03, 5.04 and 5.05 of Article 5 of the Plan are hereby amended, effective as of January 1, 1997, by the deletion of said Sections 5.03, 5.04 and 5.05 in their entireties and the substitution in lieu thereof of new Sections 5.03, 5.04 and 5.05 to read as follows:

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
         "5.03 The contributions made for a Plan Year pursuant to a Participant's election under Section 3.01 hereof shall be limited so that the average deferral percentage for the Participants who are highly compensated Participants shall not exceed an amount determined based upon the average deferral percentage for the previous Plan Year for the Participants who are not highly compensated Participants during the previous Plan Year, as follows:

           (A)                                   (B)
Average Deferral Percentage             Current Plan Year Limit
For Previous Plan Year For              on Average Deferral
Participants who are not Highly         Percentage for Highly
        Compensated                     Compensated Participants
        -----------                     ------------------------
     Less than 2%                       2 times Column (A)
     2% or more but less than 8%        Column (A) plus 2%
     8% or more                         1.25 times Column (A)

     For purposes of the foregoing, the "deferral percentage" for a Participant for any Plan Year shall equal a fraction, the numerator of which shall equal the total of the contributions made on his behalf for such Plan Year pursuant to Section 3.01 hereof and the denominator of which shall equal his Compensation for such Plan Year. In addition, all Participant contributions made pursuant to Code Section 401(k) under one or more plans that are aggregated with the Plan for purposes of Code Sections 401(a)(4) and 410(b) (other than Section 410(b)(2)(A)(ii)) shall be treated as though they were made under the Plan.

                                       10
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         5.04 The contributions made for the current Plan Year as Matching
     Employer Contributions pursuant to Article 4 hereof, together with contributions made to the Plan for the current Plan Year by Participants pursuant to Section 3.02 hereof, shall be limited so that the average contribution percentage for the Participants who are highly compensated Participants shall not exceed an amount determined based upon the average contribution percentage for the previous Plan Year by the Participants who were not highly compensated participants during the previous Plan Year in accordance with the table set forth in Section 5.03 hereof. For purposes of the foregoing, the "contribution percentage" for a Participant for any Plan Year shall equal a fraction, the numerator of which shall equal the fair market value of the Company Stock and/or the amount of money contributed on his behalf for such Plan Year as Matching Employer Contributions pursuant to
     Article 4 hereof, together with amounts contributed by the Participant pursuant to Section 3.02 hereof, and the denominator of which shall equal his Compensation for such Plan Year. All other terms used in this Section
     5.04 shall have the meanings set forth in Section 5.03 hereof. If, for any Plan Year, the Plan satisfies the requirements of Section 5.03 hereof, then the Employer may elect, in such manner as the Secretary of the Treasury or his delegate may provide, to take into account as additional amounts for purposes of this Section 5.04, amounts contributed to the Plan pursuant to a Participant's election under Section 3.01 hereof. In addition, all contributions made pursuant to Code Section 401(m) under one or more plans that are aggregated with the Plan for purposes of Code Sections 401(a)(4) and 410(b) (other than Section 410(b)(2)(A)(ii)) shall be treated as though they were made under the Plan.

         5.05 The contributions made for a Plan Year pursuant to a Participant's election under Section 3.01 plus the Matching Employer Contributions and Supplemental Employee Contributions made for such Plan Year shall be limited so that the sum of the average deferral percentage and the average contribution percentage for the Participants who are highly compensated Participants does not exceed the "aggregate limit." The "aggregate limit" is equal to the greater of (a) and (b) below where:

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         (a) equals the sum of (i) and (ii) below, where:

               (i) equals 1.25 times the greater of the deferral percentage or the contribution percentage for the previous Plan Year for the Participants who are non-highly compensated employees; and

               (ii) equals two (2) percentage points plus the lesser of the deferral percentage or the contribution percentage for the previous Plan Year for the Participants who are non-highly compensated employees. In no event, however, shall this amount exceed twice the lesser of the deferral percentage or the contribution percentage for previous Plan Year for the Participants who are non-highly compensated employees; and

         (b) equals the sum of (i) and (ii) below, where:

               (i) equals 1.25 times the lesser of the deferral percentage or the contribution percentage for the previous Plan Year for the Participants who are non-highly compensated employees; and

               (ii) equals two (2) percentage points plus the greater of the deferral percentage or the contribution percentage for the previous Plan Year for the Participants who are non-highly compensated employees. In no event, however, shall this amount exceed twice the greater of the deferral percentage or the contribution percentage for the previous Plan Year for the Participants who are non-highly compensated employees."

         (8) Section 6.01 of Article 6 of the Plan is hereby amended, effective as of the Closing Date of the A&D Transaction, by the addition of two new Funds to the first paragraph of said Section 6.01 which shall be described as follows:

                  "(9) Boeing Stock Fund A, which shall consist of all Boeing Stock received by the Plan in connection with the A&D Transaction and which relate to Matching Employer Contributions and Supplemental Matching Employer Contributions previously invested in Rockwell Stock Fund A. No future Contributions to the Plan will be invested in Boeing Stock Fund A.

                  (10) Boeing Stock Fund B, which shall consist of all Boeing Stock received by the Plan in connection with the A&D Transaction and which relate to contributions other than Matching Employer Contributions and Supplemental Matching Employer Contributions previously invested in Rockwell Stock Fund B. No future Contributions to the Plan will be invested in Boeing Stock Fund B."

         (9) Section 6.04 of Article 6 of the Plan is hereby amended, effective as of the Closing Date of the A&D Transaction, by the addition at the end of the first paragraph thereof of a new sentence to read as follows:

                  "Effective as of the Closing Date of the A&D Transaction, a Participant, Inactive Participant or Former Participant may direct a change with respect to the existing balance of his Account in Fund A, Fund B (subject to the subsequent provisions of this Section 6.04), Fund C, Fund D, Fund E (subject to the subsequent provisions of this Section 6.04), the Exxon Stock Fund, Rockwell Stock Fund B (subject to the subsequent provisions of this Section 6.04), Boeing Stock Fund A (subject to the subsequent provisions of this Section 6.04) or Boeing Stock Fund B, (subject to the subsequent provisions of this Section 6.04), in accordance with the rules and procedures established by the Plan Administrator, uniformly and nondiscriminatorily applied."

         (10) Section 6.06 of Article 6 of the Plan is hereby amended, effective as of the Closing Date of the A&D Transaction, by the addition at the end thereof of a new sentence to read as follows:


     "Cash dividends and the cash proceeds of any other distributions received on Boeing Stock held in Boeing Stock Fund A or Boeing Stock Fund B shall be invested in Fund B."

         (11) Article 6 of the Plan is hereby amended, effective as of the Closing Date of the A&D Transaction, by the addition of a new Section 6.12 to read as follows and by the renumbering of current Section 6.12 as Section 6.13:

         "6.12 Except as otherwise provided in this Section 6.12, the duty with respect to the voting, retention and tendering of Boeing Stock held in Boeing Stock Fund A or Boeing Stock Fund B shall be solely that of the Trustee, to be exercised solely in the Trustee's discretion.

         With respect to any matter as to which a vote of the outstanding shares of Boeing Stock is solicited:

               (i) the Trustee shall solicit the direction in writing of each Participant, as to the manner in which voting rights of the Participant's vested and non-vested shares of Boeing Stock held in or credited to Boeing Stock Fund A or Boeing Stock Fund B as of the record date fixed for determining the holders of Boeing Stock entitled to vote on such matter are to be exercised with respect to such matter, and the Trustee shall exercise the voting rights of such shares with respect to such matter in accordance with the last-dated timely written direction, if any, of such Participant; and

               (ii) the Trustee, in its sole discretion, shall exercise voting rights of shares of Boeing Stock held in Boeing Stock Fund A or Boeing Stock Fund B as to which no timely direction has been received pursuant to paragraph (i).

         In the event of any Tender Offer:

               (i) the Trustee shall solicit the direction in writing of each Participant, as to the tendering or depositing of any vested or non-vested shares of Boeing Stock held in Boeing Stock Fund A or Boeing Stock Fund B as of the Tender Date with respect to such Participant or have been credited as of such Tender Date to the Accounts in Boeing Stock Fund B of such Participant, and, except as limited below, the Trustee shall tender or deposit such shares pursuant to any such Tender Offer in accordance with the last-dated timely written direction, if any, of such Participant; and

               (ii) the Trustee shall, in its sole discretion, have the duty, except as limited below, with respect to the retention, tendering or depositing of shares of Boeing Stock held in Boeing Stock Fund A or Boeing Stock Fund B as to which no timely direction in writing has been received pursuant to paragraph (i).

         Shares of Boeing Stock held in Boeing Stock Fund A or Boeing Stock Fund B shall not be tendered or deposited by the Trustee pursuant to any such Tender Offer until the earliest of:

               (i) the date immediately preceding the scheduled expiration of the Tender Offer pursuant to which such shares are to be tendered or deposited, or

               (ii) the date immediately preceding the expiration of the period during which such shares of Boeing Stock will be taken up and paid for on a pro rata basis pursuant to such Tender Offer, or

               (iii) the expiration of 30 days from the date of the Trustee's solicitation of the Participant's written direction pursuant to this Section 6.12.

         The duty with respect to the withdrawing of, or other exercise of any right to withdraw, shares of Boeing Stock held in Boeing Stock Fund A or Boeing Stock Fund B which have been tendered or deposited pursuant to any such Tender Offer shall be solely that of the Trustee, provided that the Trustee may solicit the direction in writing of each Participant with respect to whom any such shares of Boeing Stock have been tendered or deposited pursuant to any such Tender Offer as to the withdrawing of, or other exercise of any right to withdraw, such shares of Boeing Stock and, if such solicitation is made, the Trustee shall act in accordance with the last dated timely written direction, if any, of each such Participant.

         As used herein, the term "Tender Date" means the date on which the Trustee tenders or deposits any shares of the Boeing Stock either representing the vested or non-vested interest of such Participant in Boeing Stock Fund A or credited to the Accounts in Boeing Stock Fund B of such Participant."

         (12) Section 7.01 of Article 7 of the Plan is hereby amended, effective as of the Closing Date of the A&D Transaction, by the deletion of said Section 7.01 in its entirety and the substitution in lieu thereof of a new
Section 7.01 to read as follows:

         "7.01 The Plan Administrator shall determine the value of each Participant's Account based on the fair market value of Funds A, B, C, D, E, the Exxon Stock Fund, Rockwell Stock Fund A, Rockwell Stock Fund B, Boeing Stock Fund A and Boeing Stock Fund B not less frequently than as of the end of each month."

         (13) Section 7.03 of Article 7 of the Plan is hereby amended, effective as of the Closing Date of the A&D Transaction, by the deletion of said Section 7.03 in its entirety and the substitution in lieu thereof of a new
Section 7.03 to read as follows:

         "7.03 As soon as practicable following the end of each Plan Year, and at such other times as the Plan Administrator deems appropriate, the Plan Administrator shall deliver or mail to each Participant, Inactive Participant, Former Participant and Beneficiary who is entitled to receive a benefit under the Plan a statement setting forth the fair market value of his Account in Funds A, B, C, D, E, the Exxon Stock Fund, Rockwell Stock Fund A, Rockwell Stock Fund B, Boeing Stock Fund A and Boeing Stock Fund B as of the end of such Plan Year."

         (14) Section 9.01 of Article 9 of the Plan is hereby amended, effective as of October 1, 1996, by the deletion of said Section 9.01 in its entirety and the substitution in lieu thereof of a new Section 9.01 to read as follows:

         "9.01 Except as provided in Section 9.08, a Participant who incurs a Severance from Service shall receive a distribution of his Vested Interest in a single lump sum on any date following his Severance from Service Date as the Participant shall elect, provided that such date occurs not earlier than an administratively reasonable period of time following the Plan Administrator's receipt of his request for distribution.

         Notwithstanding the foregoing, if the value of a Participant's Account does not exceed and at the time of any prior distribution did not exceed $3,500, distribution shall be made to such Participant in the form of a single lump sum distribution as soon as practicable following his retirement or Severance from Service Date."

         (15) Section 9.03 of Article 9 of the Plan is hereby amended, effective as of the Closing Date of the A&D Transaction, by the deletion of said Section 9.03 in its entirety and the substitution in lieu thereof of a new
Section 9.03 to read as follows:

         "9.03 Except with respect to Rockwell Stock Fund A, Rockwell Stock Fund B, Boeing Stock Fund A and Boeing Stock Fund B, a Participant generally shall receive payment of his Vested Interest in the form of cash; provided, however, that if sufficient cash is not available to make cash distributions to all similarly situated Participants who have a Vested Interest in the Exxon Fund, the Plan Administrator shall have the discretion to direct the Trustee to make distributions to such Participants in the form of whole shares of Exxon Stock, plus cash for the value of any fractional shares.

     With respect to Rockwell Stock Fund A and Rockwell Stock Fund B, a Participant shall receive payment of his Vested Interest in such Funds in the form of Common Stock equal in number to the maximum number of whole shares of Common Stock which could be purchased at the closing price of Common Stock as reflected on the New York Stock Exchange -- Composite Transactions listing as of the Valuation Date, plus cash for the value of any fractional shares. In addition, the Participant shall be paid in cash the amount of any cash dividends received since the last Valuation Date attributable to the number of whole shares of Common Stock distributable to him as described in this Section 9.03 and the dollar value of any contributions to Rockwell Stock Fund A and Rockwell Stock Fund B in respect of such Participant between the last Valuation Date and the date of payment. With respect to Boeing Stock Fund A and Boeing Stock Fund B, a Participant shall receive payment of his Vested Interest in such Funds in the form of Boeing Stock equal in number to the maximum number of whole shares of Boeing Stock which could be purchased at the closing price of Boeing Stock as reflected on the New York Stock Exchange -- Composite Transactions listing as of the Valuation Date, plus cash for the value of any fractional shares. In addition, any Participant may elect in writing to receive that portion of his Vested Interest in the Exxon Fund in whole shares of Exxon Stock, plus cash for the value of any fractional shares."

         (16) Section 10.01 of Article 10 of the Plan is hereby amended, effective as of the Closing Date of the A&D Transaction, by the deletion of paragraphs (c), (d) and (e) of said Section 10.01 in their entireties and the substitution in lieu thereof of new paragraphs (c), (d) and (e) to read as follows:

         "(c) A Participant or Inactive Participant not described in (a) above may withdraw his Vested Interest attributable to Matching Employer Contributions (other than Matching Employer Contributions invested in Rockwell Stock Fund A and Boeing Stock Fund A) provided that the amounts to be withdrawn were contributed to the Plan at least 24 months prior to the date of withdrawal. Notwithstanding the foregoing, in the event a Participant or Inactive Participant not described in (a) above has been a Participant in the Plan for a five year period, such Participant or Inactive Participant may withdraw 100% of his Vested Interest attributable to Matching Employer Contributions (other than Matching Employer Contributions invested in Rockwell Stock Fund A and Boeing Stock Fund A).

         (d) In the case of financial hardship, a Participant or Inactive Participant, even though described in (a) above, may withdraw his Vested Interest attributable to Matching Employer Contributions as described in Section 10.01(c) above (but not including Matching Employer Contributions invested in Rockwell Stock Fund A and Boeing Stock Fund A) and that part of the balance of his Account (including earnings on his Salary Reduction Contributions through December 31,

         1988) which is attributable to Salary Reduction Contributions. For the purpose of this paragraph, a withdrawal will be on account of financial hardship if the withdrawal is necessary in light of an immediate and heavy financial need of the Participant or Inactive Participant and is necessary to satisfy such financial need. Such withdrawal based upon financial hardship cannot exceed the amount required to meet the financial need created by the hardship. The determination of the existence of financial hardship and the amount required to meet the financial need shall take into account all non-hardship distributions and nontaxable loans available under the Plan and other tax qualified plans of the Employer and shall be made in accordance with the hardship provisions of Section 401(k) of the Code and with uniform and nondiscriminatory standards established by the Plan Administrator. In accordance with the foregoing, the Plan Administrator has established that a Participant or Inactive Participant will be deemed to have an immediate and heavy financial need and, therefore, will qualify for a financial hardship withdrawal if the purpose of the withdrawal is on account of the following:

               (i) medical expenses described in Section 213(d) of the Code incurred by the Participant, the Inactive Participant or such individual's spouse, or any dependents of the Participant or Inactive Participant (as defined in
                      Section 152 of the Code) or amounts necessary for such persons to obtain medical care described in Section 213(d);

               (ii) purchase of a principal residence for the Participant or Inactive Participant (excluding mortgage payments);

               (iii) tuition, related educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, the Inactive Participant, or such individual's spouse, children, or dependents (as defined in Section 152 of the Code); or

               (iv) payment necessary to prevent the eviction of the Participant or Inactive Participant from his principal residence or foreclosure on the mortgage of the Participant's or Inactive Participant's principal residence.

         (e) Withdrawals of a Vested Interest, to the extent permitted, shall be made only in the following order of priority, and only after the funds of a higher priority have been completely withdrawn shall funds of the next following priority be withdrawn:

               (i)    Supplemental Employee Contributions,

               (ii)   Basic Employee Contributions,

               (iii) Earnings credited to Supplemental Employee Contributions and Basic Employee Contributions,

               (iv) Matching Employer Contributions (other than Matching Employer Contributions made pursuant to Section 4.09), together with earnings thereon, if any,

               (v) Salary Reduction Contributions and Matching Employer Contributions made pursuant to Section 4.09,

               (vi) Earnings credited to Salary Reduction Contributions and Matching Employer Contributions made pursuant to Section 4.09,

               (vii) Subsequent to a determination of the order of priority for purposes of withdrawals of a Vested Interest as determined in subsection (i) through subsection (vi) above, withdrawals of a Vested Interest shall be made only in the following order of priority from Funds A, B, C, D, E, the Exxon Stock Fund, Rockwell Stock Fund A (to the extent permitted), Rockwell Stock Fund B, Boeing Stock Fund A (to the extent permitted) and Boeing Stock Fund B as follows:

                1.    Fund B - Interest Accumulation Fund
                2.    Boeing Stock Fund B
                3.    Boeing Stock Fund A
                4.    Exxon Stock Fund
                5.    Fund E - U.S. Government Fund
                6.    Fund A - Aetna Variable Fund Accumulation Account
                7.    Fund C - Merrill Lynch Basic Value Fund
                8. Fund D - Equity Index Fund of the General Employee Benefit Trust of Bankers Trust Company
                9.    Rockwell Stock Fund B
               10.    Rockwell Stock Fund A"

         (17) Section 11.01 of Article 11 of the Plan is hereby amended, effective as of November 1, 1996, by the deletion of paragraph (a) of said
Section 11.01 in its entirety and the substitution in lieu thereof of a new paragraph (a) to read as follows:

         "(a) An application for a loan shall be made to the Plan Administrator or its agent, whose action thereon shall be final;"

         (18) Section 11.01 of Article 11 of the Plan is hereby further amended, effective as of November 1, 1996, by the deletion of paragraph (e) of said Section 11.01 in its entirety and the relettering of the remaining paragraphs of Section 11.01 as appropriate.

         (19) Section 11.01 of Article 11 of the Plan is hereby further amended, effective as of November 1, 1996, by the deletion of paragraph (e) of said Section 11.01 (as relettered) in its entirety and the substitution in lieu thereof of a new paragraph (e) to read as follows:

         "(e) the term of any loan shall be arrived at by mutual agreement between the borrower and the Plan Administrator or its agent and shall not exceed fifty-six (56) months, unless the proceeds of such loan are to be used to acquire any dwelling unit which within a reasonable time is to be used as the borrower's principal residence, in which case, the term of the loan shall not exceed one hundred twenty (120) months. All loans shall provide for the substantially level amortization of the loan, with payments made not less frequently than quarterly, over the term of the loan;"

         (20) Section 11.01 of Article 11 of the Plan is hereby further amended, effective as of November 1, 1996, by the deletion of paragraph (h) of said Section 11.01 (as relettered) in its entirety and the substitution in lieu thereof of a new paragraph (h) to read as follows:

         "(h) except as provided below, each loan shall be treated as a separate investment of the funds credited to such borrower's Account and the Plan Administrator or its agent shall reduce such borrower's Account in the following order of priority:

                              1.    Fund B - Interest Accumulation Fund
                              2.    Boeing Stock Fund B
                              3.    Exxon Stock Fund
                              4.    Fund E - U.S. Government Fund
                              5.    Fund A - Aetna Variable Fund Accumulation
                                    Account

                              6.    Fund C - Merrill Lynch Basic Value Fund
                              7. Fund D - Equity Index Fund of the General Employee Benefit Trust of Bankers Trust Company
                              8.    Rockwell Stock Fund B

                             Payments by a borrower on any such loan shall be credited to such borrower's Account in the Funds listed above in the same proportions as the borrower's current investment option election with respect to such Funds at the end of the month in which loan payments are made;"